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EMPIRE RESORTS CONTACT:                      INVESTOR CONTACT:
Charles A. Degliomini                        Jody Burfening / Chris Witty
VP, Corporate Communications &               Lippert/Heilshorn & Associates, Inc.
Government Relations                         (212) 838-3777
(845) 807-0001                               CWITTY@LHAI.COM

FOR IMMEDIATE RELEASE

              EMPIRE RESORTS ANNOUNCES END TO HORSEMEN ARBITRATION

LAS VEGAS - AUG. 25, 2006 - Empire Resorts, Inc. ("Empire") (NASDAQ: NYNY) today announced that the New York Racing and Wagering Board has arbitrated  terms of a new contract  with the  company's  horsemen.  The new contract  will run through
December 31, 2007. As part of the agreement,  the horsemen will receive 8.25% of the first $100 million of VGM revenue, after which they will receive 9.25%, with a minimum of 200 race days per year.  In addition,  for  insurance,  legal,  and administrative  matters, the horsemen will receive $20,000 per month as a direct management  contribution,  along with 3.5% of revenue from all sources; in 2007, the horsemen  will receive  4.5% of revenue  from all  sources.  Empire  Resorts continues to review its options and possible avenues of appeal.

ABOUT EMPIRE RESORTS

Empire operates the Monticello Raceway and is involved in the development of other legal gaming venues. Empire opened Mighty M Gaming at the Raceway site on
June 30, 2004. This facility features over 1,500 video gaming machines and amenities such as a 350-seat buffet and live entertainment. Empire is also working to develop a $500 million "Class III" Native American casino for the St.
Regis Mohawk Tribe on a site adjacent to the Raceway and other gaming and non-gaming resort projects in the Catskills region and other areas.

STATEMENTS IN THIS PRESS RELEASE REGARDING THE COMPANY'S BUSINESS THAT ARE NOT
HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND
UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE
ON SUCH FORWARD-LOOKING STATEMENTS, WHICH STATEMENTS ARE MADE PURSUANT TO THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1994, AND AS SUCH, SPEAK ONLY AS OF
THE DATE MADE.